UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 26, 2024

Innovative Designs, Inc
(Exact name of registrant as specified in its charter)

Delaware	000-51791	03-0465528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

124 Cherry Street, Pittsburgh, PA	15223
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 412.799.0305

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 26. 2024, the Board of Directors of the registrant terminated Mr. Joseph Riccelli as the registrant’s Chief Executive Officer and Chief Financial Officer effective immediately.

On the same date the Board of Directors appointed John L. Thomas, Esq as the registrant’s Chief Executor Officer, Chief Financial Officer and corporate counsel. Mr. Thomas has served as the registrant’s securities counsel for over fifteen years.

Mr. Thomas has been a practicing lawyer for over forty years. He is a former Senior Attorney at the U.S. Securities and Exchange Commission, Division of Corporation Finance. He received his law degree from Franklin Piere Laws Center and a master’s in business administration from New Hampshire College.

He will serve on a part-time basis. for a six-month period. His compensation will be $2,000 per week. He will also receive a warrant to purchase 100,000 shares of common stock with an exercise price of $.12 per share for a term of three years. The warrants have a cashless exercise feature.

On the same date, the Borad of Directors appointed Mr. Robert K. Adams as Chairman of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: September 27, 2024	Innovative Designs, Inc.

/s/ John Thomas
By:
John Thomas, Chief Executive Officer

3